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                             MIDLANTIC CORPORATION
                                Metro Park Plaza
                                 P. O. Box 600
                            Edison, New Jersey 08818

                                                                   June 17, 1994

Midlantic Corporation
499 Thornall Street
Edison, New Jersey 08837

Ladies and Gentlemen:

This opinion is furnished in connection with the Registration Statement (the 'Registration Statement') on Form S-3 filed with the Securities and Exchange Commission (the 'Commission') pursuant to the Securities Act of 1933, as amended (the 'Act'), by Midlantic Corporation ('Midlantic') with respect to 1,500,000 shares of Midlantic Common Stock, $3.00 par value (the 'Common Stock'), proposed to be offered pursuant to the Midlantic Dividend Reinvestment and Stock Purchase Plan (the 'Plan').

I am Senior Counsel of Midlantic. As such, I have participated in the preparation by Midlantic of the Registration Statement. I have assumed the genuineness of all signatures and the conformity with originals of all documents submitted to me as photostatic or certified copies. I am qualified to practice law in the State of New Jersey.

I have examined all such corporate records, instruments and documents deemed necessary by me as a basis for the opinions hereafter expressed. Based on the foregoing, it is my opinion insofar as the law of New Jersey is controlling, that the shares of Common Stock proposed to be newly issued by Midlantic and offered or sold pursuant to the Plan have been duly authorized and when issued and delivered, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

                                          Very truly yours,
                                          /S/__KAREN H. KELLER__________________
                                          Karen H. Keller